UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2008

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-126019-09	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2008, MagnaChip Semiconductor LLC (the “Company”) entered into a Third Amendment to Forbearance Agreement (the “Third Amendment”) with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers (the “Borrowers”), the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “Agent”), in connection with the Credit Agreement, dated as of December 23, 2004 (as amended, the “Credit Agreement”). The Third Amendment amended the Forbearance Agreement to Credit Agreement, dated as of November 14, 2008 (the “Forbearance Agreement”) and entered by and among the Company, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and the Agent.

Under the Third Amendment, the Agent and the Lenders agree to temporarily waive certain defaults. In addition, each Lender and the Issuing Bank under the Credit Agreement have agreed, under certain circumstances, to continue making credit extensions to the Borrowers under the Credit Agreement notwithstanding the specified defaults. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment, which is attached hereto as Exhibit 10.64.c and which is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description

10.64.c	Third Amendment to Forbearance Agreement, dated as of December 16, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR LLC

Dated: December 17, 2008	By:	/s/ Sang Park
Sang Park
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.64.c	Third Amendment to Forbearance Agreement, dated as of December 16, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

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